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                                                               EXHIBIT 99.(c)(5)


                            KRESCENT PARTNERS L.L.C.
                          1301 AVENUE OF THE AMERICAS
                                   38TH FLOOR
                              NEW YORK, NY  10019


                               November 19, 1996

The Krupp Corporation
470 Atlantic Avenue
Boston, MA  02210

Attention:  Laurence Gerber

                    Re:     Tender Offers to Krupp Investors

Gentlemen:

         Krescent Partners L.L.C. ("Bidder") anticipates making tender offers on Schedules 14D-1 to investors in various real estate limited partnerships sponsored and/or managed by The Krupp Corporation ("you"). Bidder also anticipates being advised by Liquidity Financial Advisors ("LFA") and, therefore, will be subject to the terms of the Settlement Agreement and Release, dated as of June 27, 1996 and amended as of October 8, 1996, between you and an affiliate of LFA. Bidder hereby requests your agreement to admit Bidder, or cause Bidder to be admitted, as a Limited Partner of the subject Partnership or a recognized or registered owner of Units, as the case may be, upon Bidder's acceptance of Units for payment pursuant to any of the contemplated tender offers, and upon delivery of the opinion of Battle Fowler LLP in substantially the form attached hereto. Any and all transfers require delivery, in satisfactory form, of each partnership's standard transfer paperwork and payment of each partnership's standard transfer fee, as well as satisfaction of any other standard ministerial matters. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the applicable tender offer documents.

         Please sign below to indicate your agreement and covenant to effect the foregoing terms.

                                        Very truly yours,

                                        KRESCENT PARTNERS L.L.C.

                                        By:      AP-GP Prom Partners Inc., its
                                                 Managing Member


                                        By:       /s/ Richard Mack
                                                  -----------------------------
                                                  Name:   Richard Mack
                                                  Title:  Vice President


Accepted and Agreed to this
19th day of November, 1996,
as modified

The Krupp Corporation

By:      /s/ Laurence Gerber
         ------------------------------
         Name:   Laurence Gerber
         Title:  President